Exhibit (h) (3) (iii)
STERLING CAPITAL FUNDS
AMENDMENT TO
SUB-ADMINISTRATION SERVICES AGREEMENT
     This Amendment (the “Amendment”) is effective as of June 29, 2011 by and between Sterling Capital Management LLC (“Administrator”) and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).
BACKGROUND:
A.	BNY Mellon and Administrator are parties to a Sub-Administration Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds (formerly BB&T Funds) (the “Trust”).
B.	Administrator and BNY Mellon desire to amend the Agreement as set forth herein.
C.	This Background section is incorporated by reference into and made a part of this Amendment.
TERMS:
The parties hereby agree that:
     1. All references to “BB&T Funds” in the Agreement are hereby changed to “Sterling Capital Funds.”
     2. Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.
     3. All references to “BB&T Asset Management, Inc.” in the Agreement are hereby changed to “Sterling Capital Management LLC.”
     4. Miscellaneous.
     (a) As amended and supplemented hereby, the Agreement shall remain in full force and effect.
     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
     (c) This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL MANAGEMENT LLC

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

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AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, effective as of June 29, 2011, is Exhibit A to that certain Sub-Administration Services Agreement dated as of December 18, 2006, as amended, between Sterling Capital Management LLC and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) (the “Agreement”) relating to BNY Mellon’s provision of certain sub-administration services with respect to Sterling Capital Funds. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.
FUNDS
Sterling Capital U.S. Treasury Money Market Fund
Sterling Capital Short-Term Bond Fund
Sterling Capital Intermediate U.S. Government Fund
Sterling Capital Select Equity Fund
Sterling Capital North Carolina Intermediate Tax-Free Fund
Sterling Capital International Fund
Sterling Capital Strategic Allocation Conservative Fund
Sterling Capital Strategic Allocation Balanced Fund
Sterling Capital Strategic Allocation Growth Fund
Sterling Capital Prime Money Market Fund
Sterling Capital South Carolina Intermediate Tax-Free Fund
Sterling Capital Virginia Intermediate Tax-Free Fund
Sterling Capital Equity Index Fund
Sterling Capital Total Return Bond Fund
Sterling Capital Mid Value Fund
Sterling Capital West Virginia Intermediate Tax-Free Fund
Sterling Capital Strategic Allocation Equity Fund
Sterling Capital Kentucky Intermediate Tax-Free Fund
Sterling Capital Maryland Intermediate Tax-Free Fund
Sterling Capital National Tax-Free Money Market Fund
Sterling Capital Special Opportunities Fund
Sterling Capital Equity Income Fund
Sterling Capital Small Value Fund
Sterling Capital Corporate Fund
Sterling Capital Securitized Opportunities Fund

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